UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into A Material Definitive Agreement.

On April 5, 2010, eDiets.com, Inc., a Delaware corporation (the “Company”), entered into subscription agreements with investors (the “Investor Subscription Agreements”) relating to the issuance and sale (the “Offering”) by the Company of 5,275,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) at a price of $1.00 per Share. The aggregate net proceeds from the Offering, after deducting the placement agent’s fees and the estimated offering expenses payable by the Company, are expected to be approximately $4.7 million. The Offering is expected to close on April 9, 2010. The Company is making the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333-165445) declared effective by the Securities and Exchange Commission on March 25, 2010.

On April 5, 2010, the Company and Prides Capital Fund I, L.P. (“Prides”), the Company’s largest stockholder, entered into a Debt Conversion Agreement (the “Prides Debt Conversion Agreement”) pursuant to which the Company and Prides have agreed to convert the aggregate principal amount of the three outstanding Senior Secured Notes issued in favor of Prides on August 31, 2007, May 30, 2008 and November 13, 2008 (the “Prides Notes”) plus all accrued and unpaid interest through the date of conversion, into shares of Common Stock at a per share price equal to the price at which the Shares will be sold in the Offering (the “Prides Debt Conversion”). As of March 31, 2010, the Prides Notes had an aggregate principal balance of $15,145,000 and aggregate accrued and unpaid interest of $6,327,533. Pursuant to the Prides Debt Conversion Agreement, Prides has agreed to release all security interests, liens and other encumbrances on the assets of the Company held by Prides pursuant to the following Security Agreements: Security Agreement dated August 31, 2007 by and between the Company, eDiets, Inc., Nutrio.com, Inc. and Prides; the Intellectual Property Security Agreement dated August 31, 2007 by and between the Company, eDiets, Inc., Nutrio.com, Inc. and Prides; the Security Agreement dated May 30, 2008 by and between the Company, eDiets, Inc., Nutrio.com, Inc. and Prides and the Intellectual Property Security Agreement dated May 30, 2008 by and between the Company, eDiets, Inc., Nutrio.com, Inc. and Prides. Further, pursuant to the Prides Debt Conversion Agreement, Prides has agreed to release the guarantors under any and all obligations arising under or in connection with the Subsidiary Guaranty Agreements in favor of Prides dated August 31, 2007 and May 30, 2008.

In addition, on April 5, 2010, the Company and Kevin A. Richardson, II, one of the Company’s directors and an officer of Prides, entered into a Debt Conversion Agreement (the “Richardson Debt Conversion Agreement,” and together with the Prides Debt Conversion Agreement, the “Debt Conversion Agreements”) pursuant to which the Company and Mr. Richardson agreed to convert the aggregate principal amount of a Promissory Note issued in favor of Mr. Richardson on March 9, 2010 (the “Richardson Note”) plus all accrued and unpaid interest through the date of conversion, into shares of Common Stock at a per share price equal to the price at which the Shares will be sold in the Offering (the “Richardson Debt Conversion”). As of March 31, 2010, the Richardson Note had an aggregate principal balance of $500,000 and aggregate accrued and unpaid interest of $1,575.

Additionally, the Company entered into Securities Subscription and Purchase Agreements dated April 5, 2010, with Mr. Richardson, Kevin N. McGrath, its CEO and a Company director, and Lee S. Isgur, a Company director (the “Purchase Agreements”). Under the terms of the Purchase Agreements, the specified officers and directors agreed to purchase an aggregate of $500,000 of shares of Common Stock at a per share price equal to the price at which the Shares will be sold in the Offering (the “D&O Private Placement”).

Pursuant to the Debt Conversion Agreements and the Securities Subscription and Purchase Agreement with Mr. Richardson, the Company made representations and warranties relating to, among other things, corporate organization, good standing and qualification to do business; corporate power and authority to enter into and perform its obligations under, and enforceability of, the agreements; required regulatory consents, approvals, orders and filings; the absence of breaches, violations or defaults under laws, or conflict with, other contracts or organizational documents; the receipt of consents, approvals, orders and filings; capitalization; tax matters; liabilities; litigation; permits; title to property; intellectual property matters; compliance with laws; insurance matters; labor disputes; supplier and customer relations; and approval under Section 203 of the Delaware General Corporation Law.

Pursuant to the Prides Debt Conversion Agreement, Prides waived (i) the prohibition on related party transactions outside the ordinary course of business under its August 2007 Note and Warrant Purchase Agreement and the May 2008 Note and Purchase Warrant with the Company as to the Offering, D&O Private Placement and the Richardson Debt Conversion, (ii) the prepayment premium pursuant to certain of the Prides Notes in respect of the Prides Debt Conversion, and (iii) the mandatory prepayment provisions pursuant to certain of the Prides Notes in respect of the Offering, D&O Private Placement, and Richardson Debt Conversion.

The Prides Debt Conversion, Richardson Debt Conversion and D&O Private Placement are contingent upon the completion of the Offering, approval of the Company’s stockholders of the issuance of the shares of Common Stock in the Prides Debt Conversion, Richardson Debt Conversion and D&O Private Placement, an amendment to the Company’s Certificate of Incorporation increasing the Company’s authorized Common Stock to at least 100,000,000 (the “Authorized Capital Increase”) and other customary closing conditions. In addition, the Prides Debt Conversion and Richardson Debt Conversion are contingent on the Company’s receipt of at least $3 million in gross proceeds from the sale of Shares in the Offering. Prides, which owned 15,118,726 shares, or 52%, of the Company’s outstanding common stock as of March 31, 2010, has agreed to execute a written consent approving (i) the issuance of the shares of Common Stock in the Prides Debt Conversion, Richardson Debt Conversion and D&O Private Placement and (ii) the Authorized Capital Increase.

In connection with the required stockholder approval, pursuant to the Debt Conversion Agreements and the Purchase Agreements, the Company has agreed to prepare and file an information statement with the SEC and to send the information statement to stockholders as required by Regulation 14C under the Securities Exchange Act of 1934, as amended, and Delaware law. The Prides Debt Conversion, the Richardson Debt Conversion and the D&O Private Placement will not close until at least 20 calendar days after a definitive information statement is sent to stockholders.

In connection with the Prides Debt Conversion, Richardson Debt Conversion and D&O Private Placement, on April 5, 2010, the Company executed a second amendment to the Registration Rights Agreement dated June 23, 2009 and amended on September 8, 2009 (“Registration Rights Amendment”). Pursuant to the Registration Rights Amendment, the Company agreed to register for resale the shares of Common Stock issued pursuant to the Purchase Agreements and the Debt Conversion Agreements. The effectiveness of the Registration Rights Amendment is contingent upon the completion of the Prides Debt Conversion pursuant to the Prides Debt Conversion Agreement.

The Company entered into a placement agency agreement dated April 5, 2010 (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the exclusive placement agent on a best efforts basis for the Offering. The Company will pay the Placement Agent a cash fee equal to 7% of the gross proceeds of the Shares issued in the Offering. In addition, the Company will reimburse the Placement Agent for all reasonable out-of-pocket expenses that have been incurred by the Placement Agent in connection with the Offering, which shall not exceed 1% of the gross proceeds received by the Company from the sale of Shares in the Offering. The Placement Agent has also agreed to act as the placement agent with respect to the D&O Private Placement and the Richardson Debt Conversion on the same basis as in the Offering, and accordingly will receive a cash fee equal to 7% of the price per share of the Common Stock issued in the D&O Private Placement and Richardson Debt Conversion ($0.07 per share). In addition, the Company will also reimburse the Placement Agent for all reasonable out-of-pocket expenses that have been incurred by the Placement Agent in connection with the D&O Private Placement and Richardson Debt Conversion, which shall not exceed 1% of the price per share of the Common Stock issued in the D&O Private Placement and Richardson Debt Conversion.

The foregoing description of the Investor Subscription Agreements, the Debt Conversion Agreements, the Purchase Agreements, the Registration Rights Amendment and the Placement Agency Agreement (collectively, the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to the Agreements, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The Agreements are provided to give investors information regarding their respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

The issuance of the shares of Common Stock in the Prides Debt Conversion and Richardson Debt Conversion, and the sale of the shares of Common Stock to specified directors and officers in the D&O Private Placement will be done in private placements exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure

On April 6, 2010, the Company issued a press release with respect to the pricing of the Offering and sale of the Shares and the issuance of shares of Common Stock in the D&O Private Placement and upon conversion of the Prides Notes and the Richardson Note. A copy of the press release is attached as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agency Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Holland & Knight LLP.

10.40	Form of Subscription Agreement.

10.41	Debt Conversion Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.42	Debt Conversion Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Kevin A. Richardson, II.

10.43	Securities Subscription and Purchase Agreement, dated April 5, 2010, by and between eDiets.com, Inc. and Kevin A. Richardson, II.

10.44	Securities Subscription and Purchase Agreement, dated April 5, 2010, by and among eDiets.com, Inc., Kevin N. McGrath and Lee S. Isgur.

10.45	Amendment No. 2 to Registration Rights Agreement, dated April 5, 2010, by and among eDiets.com, Inc., Prides Capital Fund I, L.P., Kevin Richardson, Lee Isgur and Kevin McGrath.

99.1	Press release dated April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eDiets.com, Inc.

Date: April 6, 2010	By:	/s/ Kevin N. McGrath
Kevin N. McGrath
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1	Placement Agency Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Holland & Knight LLP.

10.40	Form of Subscription Agreement.

10.41	Debt Conversion Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Prides Capital Fund I, L.P.

10.42	Debt Conversion Agreement, dated as of April 5, 2010, by and between eDiets.com, Inc. and Kevin A. Richardson, II.

10.43	Securities Subscription and Purchase Agreement, dated April 5, 2010, by and between eDiets.com, Inc. and Kevin A. Richardson, II.

10.44	Securities Subscription and Purchase Agreement, dated April 5, 2010, by and among eDiets.com, Inc., Kevin N. McGrath and Lee S. Isgur.

10.45	Amendment No. 2 to Registration Rights Agreement, dated April 5, 2010, by and among eDiets.com, Inc., Prides Capital Fund I, L.P., Kevin Richardson, Lee Isgur and Kevin McGrath.

99.1	Press release dated April 6, 2010.